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                                                                                                                    Exhibit (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                       NINE
                                                     MONTHS                                             YEARS ENDED DECEMBER 31,
                                                      ENDED          -----------------------------------------------------------
                                                   SEPT 30,
                                                       1999           1998         1997         1996          1995         1994
                                                 -------------------------------------------------------------------------------
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                 $      3,582          3,965        3,793        3,534         3,409        2,747
  Fixed charges, excluding capitalized
    interest                                          2,628          3,504        2,526        2,224         1,821        1,110
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        Earnings                           (A) $      6,210          7,469        6,319        5,758         5,230        3,857
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Interest, excluding interest on deposits       $      2,549          3,395        2,420        2,120         1,716        1,013
One-third of rents                                       79            109          106          104           105           97
Capitalized interest                                      -              -            -            5             4            1
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        Fixed charges                      (B) $      2,628          3,504        2,526        2,229         1,825        1,111
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                              (A)/(B)     2.36 X         2.13         2.50         2.58          2.87         3.47
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                 $      3,582          3,965        3,793        3,534         3,409        2,747
  Fixed charges, excluding capitalized
    interest                                          5,580          7,820        6,674        6,255         5,837        3,836
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        Earnings                           (C) $      9,162         11,785       10,467        9,789         9,246        6,583
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Interest, including interest on deposits       $      5,501          7,711        6,568        6,151         5,732        3,739
One-third of rents                                       79            109          106          104           105           97
Capitalized interest                                      -              -            -            5             4            1
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        Fixed charges                      (D) $      5,580          7,820        6,674        6,260         5,841        3,837
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                              (C)/(D)     1.64 X         1.51         1.57         1.56          1.58         1.72
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